Boyle CPA, LLC

Certified Public Accountants & Consultants

June 18, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of iQSTEL, Inc. dated June 18, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Boyle CPA, LLC

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665